                                                                    EXHIBIT 12-1

                     CKE RESTAURANTS, INC. AND SUBSIDIARIES

                     COMPUTATION OF RATIO OF DEBT TO EQUITY

                                                       FISCAL YEAR ENDED JANUARY 31
                                        ----------------------------------------------------------
                                         1995        1994         1993         1992         1991
                                        -------     -------     --------     --------     --------
                                                          (AMOUNTS IN THOUSANDS)
Debt:
  Current portion of long-term
     debt...........................    $ 8,168     $13,207     $ 28,467     $ 29,759     $ 30,554
  Current portion of capital lease
     obligations....................      3,581       3,354        3,158        2,959        2,251
                                        -------     -------     --------     --------     --------
                                         11,749      16,561       31,625       32,718       32,805
                                        -------     -------     --------     --------     --------
  Long-term debt....................     27,178      17,414       31,742       50,485       58,297
  Capital lease obligations.........     42,691      45,886       48,512       51,589       58,840
                                        -------     -------     --------     --------     --------
                                         69,869      63,300       80,254      102,074      117,137
                                        -------     -------     --------     --------     --------
                                        $81,618     $79,861     $111,879     $134,792     $149,942
                                        =======     =======     ========     ========     ========
Stockholders' equity:
  Common stock......................    $   188     $   186     $    181     $    179     $    180
  Additional paid-in capital........     35,119      33,742       28,612       26,609       27,352
  Retained earnings.................     57,725      58,148       55,939       62,891       51,286
  Treasury stock....................     (4,558)         --           --           --           --
                                        -------     -------     --------     --------     --------
                                        $88,474     $92,076     $ 84,732     $ 89,679     $ 78,818
                                        =======     =======     ========     ========     ========
Ratio of debt to equity.............       0.9x        0.9x         1.3x         1.5x         1.9x
                                        =======     =======     ========     ========     ========
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